
                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                     JERSEY CENTRAL POWER & LIGHT COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Six Months Ended
                                                                                              June 30,
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................       $ 50,234           $12,136
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         41,384            51,272
     Provision for income taxes..............................................         37,356            10,718
     Interest element of rentals charged to income (a).......................          3,364             1,582
                                                                                    --------           -------

       Earnings as defined...................................................       $132,338            75,708
                                                                                    ========           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................       $ 40,531           $45,979
   Other interest expense....................................................            853               (55)
   Subsidiary's preferred stock dividend requirements........................             --             5,348
   Interest element of rentals charged to income (a).........................          3,364             1,582
                                                                                    --------           -------

       Fixed charges as defined..............................................       $ 44,748           $52,854
                                                                                    ========           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.96              1.43
                                                                                        ====              ====


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.


                                                                                                 EXHIBIT 12
                                                                                                 Page 2

                                     JERSEY CENTRAL POWER & LIGHT COMPANY

                        CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                              STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                        Six Months Ended
                                                                                              June 30,
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................       $ 50,234           $12,136
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         41,384            51,272
     Provision for income taxes..............................................         37,356            10,718
     Interest element of rentals charged to income (a).......................          3,364             1,582
                                                                                    --------           -------

       Earnings as defined...................................................       $132,338           $75,708
                                                                                    ========           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................................       $ 40,531           $45,979
   Other interest expense....................................................            853               (55)
   Preferred stock dividend requirements.....................................            250             4,985
   Adjustment to preferred stock dividends
     to state on a pre-income tax basis......................................            186              (320)
   Interest element of rentals charged to income (a).........................          3,364             1,582
                                                                                    --------           -------

       Fixed charges as defined plus preferred stock dividend requirements
         (pre-income tax basis)..............................................       $ 45,184           $52,171
                                                                                    ========           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)....................................................           2.93              1.45
                                                                                        ====              ====


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.


                                                                                                 EXHIBIT 12
                                                                                                 Page 1


                                          METROPOLITAN EDISON COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Six Months Ended
                                                                                              June 30,
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $24,709           $29,672
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         23,905            24,525
     Provision for income taxes..............................................         16,211            19,832
     Interest element of rentals charged to income (a).......................            651               328
                                                                                     -------           -------

       Earnings as defined...................................................        $65,476           $74,357
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $22,385           $19,881
   Other interest expense....................................................          1,520               865
   Subsidiary's preferred stock dividend requirements........................             --             3,779
   Interest element of rentals charged to income (a).........................            651               328
                                                                                     -------           -------

       Fixed charges as defined..............................................        $24,556           $24,853
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.67              2.99
                                                                                        ====              ====


----------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                         PENNSYLVANIA ELECTRIC COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Six Months Ended
                                                                                              June 30,
                                                                                      2004               2003
                                                                                    ---------          --------
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................................        $ 8,708           $12,904
   Add-
     Interest and other charges, before reduction for
       amounts capitalized and deferred interest income......................         20,020            18,730
     Provision for income taxes..............................................          4,229             9,614
     Interest element of rentals charged to income (a).......................          1,286               280
                                                                                     -------           -------

       Earnings as defined...................................................        $34,243           $41,528
                                                                                     =======           =======

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................................        $15,015           $14,691
   Other interest expense....................................................          5,005               262
   Subsidiary's preferred stock dividend requirements........................             --             3,777
   Interest element of rentals charged to income (a).........................          1,286               280
                                                                                     -------           -------

       Fixed charges as defined..............................................        $21,306           $19,010
                                                                                     =======           =======

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           1.61              2.18
                                                                                        ====              ====


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.
